Exhibit 99.(4)

MUTUAL OF AMERICA LIFE INSURANCE COMPANY
320 PARK AVENUE, NEW YORK, NY 10022

PUBLIC EMPLOYEE DEFERRED COMPENSATION
GROUP ANNUITY CONTRACT

Between

MUTUAL OF AMERICA LIFE INSURANCE COMPANY
(hereafter called the “Company”)

And

(hereafter called the “Contract Holder”)

CONTRACT NO.:

EFFECTIVE DATE:

DATE OF ISSUE:

The Company agrees to pay the benefits provided under this Contract.

This Contract is issued in consideration of the application attached hereto and made a part hereof and of the payment to the Company of the remittances due hereunder.

This Contract is executed by the Company at its office in New York on the Date of Issue and shall take effect as of the Effective Date. The provisions on the following pages form a part hereof.

/s/ Thomas J. Moran
Chairman, President & Chief Executive Officer

/s/ Kevin Brady
Vice President

ASSETS HELD IN CONNECTION WITH THIS CONTRACT MAY BE HELD IN THE COMPANY’S GENERAL ACCOUNT AND/OR IN THE COMPANY’S SEPARATE ACCOUNT NO. 2 THAT THE COMPANY MAINTAINS IN CONNECTION WITH THIS CONTRACT AND CERTAIN OTHER CONTRACTS. THE ASSETS OF THE SEPARATE ACCOUNT ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS AND SHALL INCREASE OR DECREASE IN VALUE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT AS DESCRIBED HEREIN.

Individual Allocation Group Annuity Contract

PEDC-3085

TABLE OF CONTENTS

PAGE
Section 1
Definitions	3

Section 2
Remittances	5

Section 3
Accounts	6

Section 4
Benefits	11

Section 5
Discontinuance	12

Section 6
General Provisions	13

Section 7
Table of Rates	17

Section 8
Tables of Guaranteed Values	18

Section 1 — DEFINITIONS

The following terms as used herein shall have the meaning defined unless a different meaning is plainly required by the context. Words of the masculine gender as used herein shall include the feminine, and words in the singular form as used herein shall be construed as though they were also used in the plural form in all cases where they would so apply and vice versa.

1.1      Account Balance

The aggregate of the amounts in the Investment Accounts, described in Section 3.1, that the Company determines is attributable at any time to a Participant covered under this Contract.

1.2      Charges

Unless and until changed in accordance with Section 6.11, the charges applicable under this Contract shall be equal to the amounts defined in following Paragraphs (1), (2) and (3).

(1)                    Investment Advisory Charge: A charge for providing investment advisory services, calculated on the basis of an annual rate of:

(a)                     as to the Stock Fund, the Bond Fund and the Composite Fund of the Separate Account, 0.50% of the value of the net assets then in each such Fund, and

(b)                    as to the Money Market Fund of the Separate Account, 0.40% of the value of the net assets then in such Fund.

(2)                    Administrative Charges:

(a)                     A charge for (i) expenses incurred for administration and marketing of this Contract and (ii) state or other taxes, calculated on the basis of an annual rate of 0.65% of the net assets in each Investment Fund of the Separate Account.

(b)                    An additional charge for administrative expenses for each calendar month for each Participant equal to $1.00 for each Investment Account in which the Participant has an interest at the end of that calendar month.

(3)                    Mortality Risk Charge: A charge for assuming the mortality risks associated with this Contract, calculated on the basis of an annual rate of 0.35% of the net assets in each Investment Fund of the Separate Account.

1.3      Contract

This group annuity contract including the application for it and any amendment now attached or later added.

1.4      Currant Rate Of Interest

The effective annual rate of interest as declared from time to time by the Company for the class of group annuity contracts to which this Contract belongs and credited daily on the funds held under this Contract in the Interest Accumulation Account. The Current Rate of Interest shall at all times be at least equal to the Guaranteed Rate of Interest defined in Section 1.6.

1.5      Employer

The public employer that provides compensation to the Participants covered under this Contract for services rendered.

1.6      Guaranteed Rate of Interest

A daily rate of Interest which is based on an effective annual rate of 3%.

1.7      Participant

Any employee or former employee of the Employer who is entitled to any benefit in accordance with the Plan.

1.8      Plan

The Public Employee Deferred Compensation Plan that is funded by this Contract.

Section 2 — REMITTANCES

2.1      Remittances

From time to time on and after the Effective Date, the Contract Holder shall remit to the Company the amounts agreed upon between the Contract Holder and the Participants covered under the Plan. Such amounts should be remitted within seven days and, in any event, must be remitted no later than one month, after the date on which they are first available to the Contract Holder for remittance to the Company. Each amount remitted on behalf of a Participant shall be at least $10.

2.2      Transfers

The Contract Holder may, as of a date to be agreed upon between the Contract Holder and the Company, remit to the Company in a single sum on behalf of any Participant an amount that arises from a transfer of funds with respect to the Participant from any plan maintained by the Employer under which such transfers are allowed by law.

2.3      Grace Period

A grace period of 31 days from the due date of any remittance, except the first, shall be granted for the payment of such remittance.

Section 3 — ACCOUNTS

3.1                  Accounts Described

The Company shall maintain the following Investment Accounts under this Contract:

Investment Accounts	Applicable Investment Medium
Interest Accumulation Account	The General Account
Stock Account	The Stock Fund of the Separate Account
Money Market Account	The Money Market Fund of the Separate Account
Bond Account	The Bond Fund of the Separate Account
Composite Account	The Composite Fund of the Separate Account

Each Participant shall designate in a manner satisfactory to the Company (with the right to change such designation from time to time) the percentage of the amounts remitted on his behalf under this Contract that is to be allocated to each Investment Account. Such percentage may be any multiple of 1% up to 100%.

3.2                  General Account

All amounts allocated to the Interest Accumulation Account shall become part of the Company’s General Account.

The amount in the Interest Accumulation Account at any time shall be equal to the sum of all amounts that have been allocated to such Investment Account less the sum of all amounts that have been withdrawn from such Investment Account.

Interest, at the Current Rate of Interest defined in Section 1.4, shall be allocated to the Interest Accumulation Account on such dates as the Company shall determine but not less frequently than once in a calendar month.

Any allocation to or any withdrawal from the Interest Accumulation Account pursuant to the provisions of this Contract shall be made in a manner that, at the time of such allocation or withdrawal, is consistent with the Company’s general practices for the class of group annuity contracts to which this Contract belongs.

3.3                  Separate Account

All amounts allocated to the Stock Account, the Money Market Account, the Bond Account and the Composite Account shall become part of the Separate Account that the Company maintains under the designation of Mutual of America Separate Account No. 2.

The Separate Account is a separate investment account into which a portion of the Company’s assets in connection with this Contract and certain other contracts have been allocated. The Separate Account is divided into the following investment Funds;

Name	Investments

• Stock Fund

— A diversified fund invested primarily in a portfolio of common stocks that are listed on national securities exchanges or on the National Association of Securities Dealers Automated Quotations although amounts may be invested in: (i) stocks traded over-the-counter or other equity-related securities, (ii) foreign equity or equity-type securities traded in U.S. markets, and (iii) the types of money-market instruments in which the Money Market Fund may invest pending more permanent investment or to utilize cash reserves effectively. In addition, the fund may sell or purchase futures contracts and put and call options primarily as hedging techniques and to add to the strategic flexibility of the fund. In no event will such futures contracts and put and call options be sold or purchased in a speculative manner.

• Money Market Fund

— A diversified fund invested in money market instruments and other short term debt securities, including, but not limited to, U.S. Government obligations, bank certificates of deposit, bank time deposits, bankers acceptances, commercial paper, variable amount floating rate notes and corporate debt securities. In addition, the fund may sell or purchase futures contracts and put and call options primarily as hedging techniques and to add to the strategic flexibility of the fund. In no event will such futures contracts and put and call options be sold or purchased in a speculative manner.

• Bond Fund

— A diversified fund invested in publicly-traded debt securities such as bonds, notes, debentures and equipment trust certificates, primarily of the quality of the four highest categories according to the ratings of a nationally recognized rating service, although, to a lesser extent, the fund may be invested in lower rated or unrated securities. In addition, the fund may sell or purchase futures contracts and put and call options primarily as hedging techniques and to add to the strategic flexibility of the fund. In no event will such futures contracts and put and call options be sold or purchased in a speculative manner.

• Composite Fund	— A fund invested, as determined by the Company, in securities eligible for Investment by the Stock Fund, the Money Market Fund and the Bond Fund.

Investments in each Investment Fund of the Separate Account will, at most times, consist of the Investments indicated in the preceding paragraph. The Company may, however, at its discretion, invest the assets of an Investment Fund of the Separate Account in any investment permitted by applicable laws and regulations governing separate account operations, subject to any restrictions on such investments as may be contained in the investment objectives and policies established for the Separate Account. The Company may rely conclusively on the opinion of counsel (including an attorney or attorneys in its own employ) as to the type of investments it is permitted to make by law. The assets of each Investment Fund of the Separate Account may be temporarily held uninvested for such periods as the Company may determine.

The Company reserves the right, subject to compliance with applicable laws and regulations governing separate account operations, (1) to create new Investment Funds of the Separate Account at any time; (2)

to create additional separate accounts or combine any two or more separate accounts, including the Separate Account; (3) to transfer assets determined by the Company to be attributable to the class of contracts to which this Contract belongs from the Separate Account to another separate account of the Company by withdrawing the same percentage of each investment in the Separate Account with appropriate adjustments to avoid odd low and fractions; (4) to operate the Separate Account as a unit investment trust or in any other form permitted by law; (5) to cause the registration or deregulation of any of the Company’s separate accounts under the Investment Company Act of 1940; and (6) to operate any of the separate accounts under the general supervision of a committee any or all the members of which may be interested persons, as defined in the Investment Company Act of 1940, of the Company, and to discharge such committee at any time.

All income, and all gains and losses, whether or not realized, from assets allocated to an Investment Fund of the Separate Account shall be credited to or charged against that Investment Fund without regard to the other income, gains or losses of the Company.

The Valuation Period for each Investment Fund of the Separate Account starts at the close of business on the New York Stock Exchange for each Valuation Day and ends at the close of business on the next Valuation Day. A Valuation Day for each Investment Fund of the Separate Account is each day on which the New York Stock Exchange is open for business, and any other day in which there is a sufficient degree of trading in that Investment Fund’s portfolio securities that the value of Accumulation Units might be materially affected by changes in the value of the portfolio securities.

For each Valuation Period, the Company shall charge against each Investment Fund of the Separate Account an amount not greater than the product of:

(a)                    the charges defined in Paragraphs (1), (2)(a) and (3) of Section 1.2 all expressed as a daily rate, multiplied by the number of days from the end of the preceding Valuation Period to the end of the current Valuation Period, and

(b)                   the value of the assets in that Investment Fund at the end of the immediately preceding Valuation Period.

Each Investment Fund of the Separate Account is maintained in Accumulation Units. The number of Accumulation Units in an Investment Fund as of the end of any Valuation Period is determined by adjusting the number of Accumulation Units in that Investment Fund as of the end of the preceding Valuation Period by adding or deducting Accumulation Units with respect to amounts, if any, allocated to or withdrawn from that Investment Fund during the current Valuation Period. The number of Accumulation Units to be so added or deducted is the number obtained by dividing the amounts so to allocated or withdrawn by the Accumulation Unit Value for the current Valuation Period.

The Accumulation Unit Value for each Investment Fund was established by the Company as 1.00 when the first investment was made in that Investment Fund. For any current Valuation Period, the Accumulation Unit Value for any Investment Fund of the Separate Account is the amount obtained by multiplying the Accumulation Unit Value applicable to that Investment Fund for the immediately preceding Valuation Period by the Accumulation Unit Change Factor for that Investment Fund for the current Valuation Period.

The Accumulation Unit Change Factor for any Investment Fund for any Valuation Period is the factor determined as:

(a)                    the ratio of (i) the asset value of that Investment Fund at the end of the current Valuation Period, before any amounts are allocated to or withdrawn from that Investment Fund during that Valuation Period, to (ii) the asset value of that Investment Fund at the end of the preceding Valuation Period, after all allocations and withdrawals were made during that Valuation Period, divided by

(b)                   1.00 plus the charges defined in Paragraphs (1), (2)(a) and (3) of Section 1.2 for the number of days from the end of the preceding Valuation Period to the end of the current Valuation Period.

The asset value of each Investment Fund of the Separate Account means the market value of the assets allocated to that Investment Fund or the fair value of such assets as determined by the Company in accordance with accepted practices and applicable laws and regulations.

The assets of each of the Investment Funds of the Separate Account shall be the exclusive property of the Company, and neither the Contract Holder nor any other person shall have any proprietary interest in such assets. Nothing herein contained shall be construed as constituting the Company as trustee for the benefit of the Contract Holder or any other person referred to in this Contract.

On any day when an amount is allocated to or withdrawn from any Investment Account that is associated with a specified Investment Fund of the Separate Account, said Investment Account shall be credited or charged, as the case may be, with a number of Accumulation Units determined by dividing the amount so allocated or withdrawn by the Accumulation Unit Value for such Investment Fund for the Valuation Period which includes that day. The number of Accumulation Units in said Investment Account on any day shall be equal to (a) the sum of any such units that have been credited to that Investment Account minus (b) the sum of any such units that have been charged against that Investment Account. The amount in said Investment Account on any day shall be equal to the product of (i) the number of Accumulation Units in that Investment Account on that day, and (ii) the Accumulation Unit Value for such Investment Fund for the Valuation Period which includes that day.

3.4                  Withdrawals From The Investment Accounts.

If an annuity benefit is provided for a Participant pursuant to Section 4.3, the Company shall withdraw from the Investment Accounts the amount that then represents the Participant’s Account Balance, and, upon such withdrawal, shall apply the amount so withdrawn to provide the annuity benefit for such Participant.

If the Employer reports in writing that a lump sum benefit in lieu of a monthly annuity benefit is to be made under the Plan to a Participant, the Company shall withdraw from the Investment Accounts the amount that then represents the Participant’s Account Balance, and, upon such withdrawal, shall pay the amount so withdrawn to the Participant.

If the Employer reports in writing that a single sum withdrawal benefit is payable under the Plan to a Participant, the Company shall withdraw from the Investment Accounts, in such proportion as the Participant shall determine, the amount of such single sum withdrawal benefit, and, upon such withdrawal, shall pay the amount so withdrawn to the Participant in no event, however, shall the amount withdrawn pursuant to this paragraph be greater than the amount that, as of the date of the withdrawal, then represents the Participant’s Account Balance.

If the Employer reports in writing that a death benefit is payable under the Plan with respect to a Participant, the Company shall withdraw from the Investment Accounts the amount that then represents the Participant’s Account Balance, and, upon such withdrawal, shall pay the amount so withdrawn in a single sum to the person to whom the Employer determines such death benefit is payable unless, in accordance with the Plan, such person elects an alternative form of payment, in which case the Company shall pay the amount so withdrawn in the manner specified by such person in such election.

A Participant may request, in a manner satisfactory to the Company, that the portion of his Account Balance that is held in one investment Account maintained under this Contract be transferred, in whole or in part, to one or more of the other Investment Accounts maintained under this Contract. If such request is made, the Company shall, as of the later of (a) the date specified in the Participant’s request and (b) the date of receipt of such request by the Company, withdraw from the Investment Account specified in the request, and allocate to the other Investment Account or Accounts, as specified in the request, the amount specified in the request.

As of the last business day of each calendar month, the Company shall withdraw from the Investment Accounts the amount of the charge defined in Paragraph (2)(b) of Section 1.2 that is due under this Contract for that calendar month as a deduction from each Participant’s Account Balance.

3.5                  Postponement Of Payments

The Company reserves the right to defer the withdrawal and the payment or transfer, as the case may be, of any amount to be withdrawn from the Interest Accumulation Account for a period of not more than six months following the Participant’s request for such payment or transfer.

The Company shall pay any amount withdrawn from the Stock Account, the Money Market Account, the Bond Account or the Composite Account, and shall transfer any amount withdrawn from any such Account, within seven days after the date of withdrawal. The Company reserves the right, however, to defer such payment or transfer beyond seven days if:

(a)                    the New York Stock Exchange is closed for other than usual weekends or holidays or trading on that Exchange is restricted as determined by the Securities and Exchange Commission;

(b)                   the Securities and Exchange Commission by order permits postponement for the protection of Participants; or

(c)                    an emergency exists, as determined by the Securities and Exchange Commission, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Separate Account.

Section 4 — BENEFITS

4.1                  Notification For Benefits

The Employer shall report to the Company each Participant with respect to whom any payment of a benefit becomes due under the Plan, and the nature and amount of such benefit.

4.2                  Form Of Annuity Benefit

Any annuity benefit provided under this Contract will be paid on the Life Annuity form described in the following paragraph unless the Participant elects, in accordance with the terms of the Plan, to have such benefit paid on any other form available under the Plan.

The Life Annuity form provides monthly payments to the payee beginning at the date of the application pursuant to Section 4.3 to provide the benefit and ending with the last monthly payment due before the payee’s death.

4.3                  Applications To Provide Annuity Benefit

As of the date on which a monthly benefit becomes payable under the Plan with respect to a person, the Account Balance attributable to such person shall be applied to provide a monthly annuity benefit for such person. Such application shall be made on the basis of the table of rates appearing in Section 7 or, if more favorable for the Participant, on the basis of the Company’s rates then in effect for the class of group annuity contracts to which this Contract belongs.

4.4                  Company’s Liability

The Company’s liability for the payment of benefits to be provided under the Plan is limited to the payments provided under this Contract that arise from Participants’ Account Balances.

4.5                  Guarantees

The Tables of Guaranteed Values appearing in Section 8 illustrate:

(a)                    the guaranteed accumulation value that would apply to a Participant on each anniversary of issue Age, as hereinafter defined, before the Participant’s attainment of age 65, if (i) $100 had been remitted under this Contract on behalf of the Participant at the beginning of each month on and after said issue Age, and (ii) such remittances had been accumulated in the Interest Accumulation Account at the Guaranteed Rate of Interest; and

(b)                   the guaranteed monthly annuity benefit on the Life Annuity form to begin at age 65 that would be payable had such guaranteed accumulation value been applied on the basis of the table of rates appearing in Section 7.

The term “Issue Age” as used in the preceding paragraph and in Section 8 means the age of a Participant at the date of the first remittance made on behalf of the Participant under this Contract.

Section 5 — DISCONTINUANCE

5.1                  By The Contract Holder

This Contract will be discontinued (a) as of the first day of a calendar month, to be specified in a written notice to the Company, that is at least 31 days after such notice is received at the home office of the Company, or (b) as of the termination date, if any, provided for in the application for this Contract.

5.2                  By The Company

The Company may discontinue this Contract in whole or in part if (a) the Contract Holder fails to meet the requirements of this Contract or to abide by the terms of this Contract, (b) no amounts have been remitted under this Contract on behalf of Participants for a continuous period of twelve months, or (c) a modification in this Contract is necessary in order to comply with Federal or State requirements, and the Contract Holder refuses to accept a substantially similar contract offered by the Company that incorporates such modification. Discontinuance pursuant to this Section 5.2 shall be effective as of a date specified by the Company, provided the Company shall have given the Contract Holder at least 31 days advance written notice in which to cure any remediable defaults.

5.3                  Effects of Discontinuance

Discontinuance of this Contract shall not relieve the Contract Holder of obligations incurred by it before the Contract was discontinued. Accordingly, after this Contract is discontinued, all provisions of the Contract shall continue to apply except that no further amounts shall be remitted under this Contract on behalf of Participants.

If the Contract Holder furnishes the Company with a signed release from a Participant that authorizes the Company to transfer the Participant’s Account Balance to another insurance company or to a trustee, the Company shall, upon receipt of such release, withdraw from the investment Accounts the amounts therein at the time of the withdrawal that are attributable to such Participant, and, upon such withdrawal, shall pay the amounts so withdrawn to the insurance company or trustee specified in such release.

5.4                  Termination

Upon exhaustion of all funds held under this Contract by withdrawals from the Investment Accounts as provided in Section 3.4 or by transfer as provided in Section 5.3, this Contract shall terminate and the Company shall be relieved of all further liability hereunder except with respect to any annuity benefits which were provided under this Contract on or before the date of such termination.

Section 6 — GENERAL PROVISIONS

6.1                  Contract

This Contract and the application for it constitute the entire contract between the parties. The provisions of this Contract shall govern with respect to the Company’s rights and obligations, notwithstanding any contrary provisions of the Plan.

This Contract may not be modified as to the Company nor may any of the Company’s rights or requirements be waived, except in writing and by a duly authorized officer of the Company.

The Company may change this Contract at any time by amendment or replacement upon at least 31 days’ advance written notice to the Contract Holder without the consent of any Participant, or any other person who is or may become entitled to benefits under this Contract, provided that such change shall not affect the amount or the terms of annuity benefits that became payable hereunder before such change.

6.2                  Agency Rights

If the Contract Holder is not the Employer of the Participants covered under this Contract, then: (a) the Employer may designate the Contract Holder as agent to act on behalf of the Employer; and (b) the Contract Holder and the Employer may each perform the duties required of the other under this Contract.

6.3                  Information, Reports And Determinations

The Employer shall furnish the Company with such facts and information as the Company may require for the operation of this Contract, including, upon request, the original or a photocopy of any pertinent records kept by the Employer. Any determination that the Employer is to make under this Contract shall be made pursuant to the terms of the Contract and shall be reported by the Employer to the Company. Such determination shall be conclusive for the purpose of this Contract. The Company shall be fully protected in relying on the reports and other information furnished by the Employer and need not inquire as to the accuracy or completeness of such reports and information.

6.4                  Adjustment On Account Of Misstatements

If at benefit provided under this Contract was based on information that has been misstated, the benefit shall not be invalidated, but the amount of the benefit payments or the amount applied to provide the benefit, or both, shall be adjusted to the proper amount as determined on the basis of the correct information.

The amount of any underpayments by the Company due to any misstatement shall be paid in full with the next payment due with respect to the Participant under this Contract. The amount of any overpayments by the Company due to any misstatement shall be deducted to the extent possible from the payments thereafter falling due with respect to the Participant under this Contract. Interest, based on an annual effective rate of 5%, shall be included in the amount of any underpayments.

6.5                  Divisible Surplus

The Company shall ascertain the proportion of divisible surplus to be allocated to this Contract and shall equitably apportion the proportion so determined among the Participants covered under this Contract. Any divisible surplus so apportioned to a Participant in the employment of the Employer on whose behalf remittances are being made under this Contract shall be allocated to the interest Accumulation Account maintained for the Participant under this Contract.

6.6                  Certificates

The Company shall issue to the Employer for delivery to each Participant an individual certificate setting forth a statement in substance of the benefits to which the Participant is entitled under the Plan.

The Company shall issue to the Employer for delivery to each person for whom an annuity is provided under this Contract pursuant to Section 4.3 a retired life certificate setting forth the amount and terms of payment of the annuity.

6.7                  Place Of Performance

All remittances and benefits shall be payable at the Company’s home office in New York.

6.8                  Non-Assignment Of Contract

No assignment of this Contract, and no transfer of any rights conferred hereunder, will be permitted.

6.9                  Facility Of Payment

If the Company receives evidence satisfactory to it that (a) a payee entitled to receive any payment under this Contract is physically or mentally incompetent to receive such payment or is a minor, (b) another person or an Institution is then maintaining or has custody of such payee, and (c) no guardian, committee, or other representative of the estate of such payee has been appointed, the Company may make the payments (in the case of a minor, at a rate not to exceed $250 a month) to such other person or institution, and shall thereupon be fully discharged from all liability with respect thereto.

If the payee referred to in the preceding paragraph is a minor, and if the Company receives evidence satisfactory to it that (a) a guardian of the payee has been appointed, or (b) the payee has attained his majority, the Company shall, as of the first day of the calendar month following receipt of such evidence, (i) pay in a single sum to the appointed guardian or payee the amount, if any, by which the aggregate of the monthly payments that became due with respect to the payee under this Contract before receipt of such evidence exceeds the aggregate of the monthly payments actually made with respect to the payee pursuant to the preceding paragraph, and (ii) commence monthly payments to the appointed guardian or payee of the monthly amount that, but for the limitations of the preceding paragraph, would otherwise have been payable with respect to the payee under this Contract.

6.10           Evidence Of Survival

When a benefit payment is contingent upon the survival of any person, evidence of such person’s Survival must be furnished to the Company, either by the personal endorsement of the check drawn for such payment, or by other satisfactory means.

6.11           Right To Change

The Company reserves the right, at any time, to (a) change the Current Rate of Interest, (b) increase or decrease the charges defined in Paragraphs (1) and (2) of Section 1.2, and (c) decrease the charge defined in Paragraph (3) of Section 1.2.

The Company may elect to make any changes pursuant to this Section either by written notice to the Contract Holder or by amendment to this Contract.

No change pursuant to this Section shall apply to annuity benefits that became payable under this Contract before such change. No change in the amount of the charge defined in Paragraph (1) of Section 1.2 shall be made pursuant to Clause (b) of the first paragraph of this Section without the advance approval of a majority of the persons entitled to vote in respect of the Separate Account.

6.12           Non-Waiver

The failure on the Company’s part to perform or insist upon the strict performance of any provision or condition of this Contract shall neither constitute a waiver of the Company’s rights to perform or require performance of such provision or condition, nor estop the Company from exercising any other rights it may have in such provision, condition, or otherwise in this Contract or any Plan.

6.13           Receipt Of Notice

Wherever the receipt of information by the Company establishes any right or confers any benefit upon any Participant or payee, such receipt shall be deemed to take place on the business day that such information is received at the Company’s home office.

6.14           Separability Of Provisions

If any provision of this Contract is determined to be invalid, the remainder of the provisions shall remain in full force and effect.

6.15           Payment Of Benefits

The Company shall make payment of benefits under this Contract directly to the payee at the last known address on file with the Company.

6.16           Required Reports

Before a Participant’s Annuity Commencement Date, the Company shall provide the Participant, at least quarterly, with a statement as of a specified date covering the period since the last such statement. The statement will show, for the period covered by the statement:

(a)                    the amounts remitted on behalf of the Participant under this Contract;

(b)                   the Interest accrued on any accumulated remittances held in the interest Accumulation Account;

(c)                    If any accumulated remittances are held in an Investment Account that is associated with a specified Investment Fund of the Separate Account, the number of Accumulation Units credited to the Participant in each such Investment Account, the dollar value of each such Accumulation Unit, and the total value of the Participant’s assets in each such Investment Account;

(d)                   the total amount of all withdrawals and transfers from each Investment Account in which the Participant has an Interest; and

(e)                    the Participant’s Account Balance which is available to provide an annuity benefit, a cash return, or a death benefit for the Participant.

The Company shall provide the Participant with a statement that shows the status of his Account Balance as of the last day of each calendar year.

6.17           Conformity With Federal Or State Statutes

The values and benefits under this Contract shall not be less than the minimum values and benefits required by or pursuant to any federal statute or any statute of the state in which this Contract is delivered.

Insofar as any state, or any state agency so authorized by a state, has issued rules or regulations controlling the operation of plans under Section 457 of the Internal Revenue Code that conflict with the terms of this Contract or of the Plan, such rules and regulations shall be controlling and shall be considered as provisions of this Contract when delivered to an Employer in that state.

6.18           Non-Alienation Of Benefits

No amount payable under this Plan with respect to a Participant may be assigned (either at law or in equity), alienated or be subject to attachment, garnishment, levy (other than a Federal tax levy made pursuant to Section 6331 of the Internal Revenue Code), execution or other legal or equitable process, and, to the extent permitted by law, no such amount shall in any way be subject to any legal process to subject the same to the payment of any claim against the payee.

6.19           Amount Subject To General Creditors Of The Employer

All deferred compensation amounts under the Plan, and all property and rights to property purchased with such amounts, and all income attributable to the amounts, property or rights to property, remain, until paid or made available to a Participant or Beneficiary under the Plan, solely the property and rights of the Employer subject to the claims of the general creditors of the Employer.

No amounts, property, income or rights may be assigned, used as collateral or otherwise disposed of in any manner by the Participant before such amounts are distributed to the Participant.

Section 7 — TABLE OF RATES

The Amount Of Monthly Annuity Payable On The Life Annuity Form
Provided By $1,000 Of A Participant’s Account Balance

Age	Monthly Annuity

55	$4.37
56	4.46
57	4.55
58	4.65
59	4.76

60	4.88
61	5.00
62	5.13
63	5.27
64	5.42

65	5.58
66	5.76
67	5.94
68	6.14
69	6.36

70	6.58
71	6.83
72	7.09
73	7.36
74	7.65

75	7.97

018502 Rate Series

The rates set forth above are based on mortality according to the 1983 Group Annuity Mortality Table (male), with Projection Scale H to 1988, with ages set back four years, 3% interest, and expense loading of 2% of the net premium.

A person’s age for the purpose of the foregoing table shall be the age of such person at such person’s birthday next preceding the date on which payments under the annuity benefit are to begin to such person, plus the fraction of a year corresponding to the number of completed months from such birthday to the date such payments begin. Amounts required for ages not shown and for other forms of annuity shall be calculated by the Company on the same actuarial assumptions and shall be furnished upon request.

If the Company is issuing a single premium immediate annuity on the date on which payments under the annuity benefit are to begin to a person, the Company shall (a) determine if the interest and mortality tables for the single premium immediate annuity are more favorable than those set forth above, and (b) use the more favorable table in calculating the annuity benefit for such person.

Section 8 — TABLES OF GUARANTEED VALUES

Anniversary of	Guaranteed Accumulation	Issue Ages 15-24
Issue Age	Value	15	16	17	18	19	20	21	22	23	24
1	$ XXX	$33.22	$32.25	$31.31	$30.40	$29.51	$28.66	$27.82	$27.01	$ XXX	$ XXX
2	2,475.41	XXX	63.59	61.71	59.91	58.17	56.47	54.83	XXX	51.68	50.17
3	XXX	96.76	93.96	91.22	68.56	85.98	83.48	81.05	XXX	76.40	74.17
4	5,101.56	127.17	123.47	119.87	116.36	112.99	109.70	106.51	103.40	100.39	97.47
5	6,474.02	XXX	152.12	147.89	143.38	138.21	135.16	131.22	127.40	XXX	120.09
6	XXX	185.34	179.84	174.70	169.61	164.67	159.87	155.22	150.70	146.31	142.05
7	9,343.70	213.16	206.95	200.92	195.07	189.38	183.67	178.52	173.32	XXX	163.37
8	XXX	240.17	233.17	226.38	219.78	213.38	207.17	201.13	195.28	XXX	184.07
9	12,388.14	XXX	XXX	251.09	243.78	238.68	229.79	223.09	216.60	210.29	XXX
10	13,979.19	291.84	283.34	275.09	257.06	259.30	251.75	244.41	237.30	230.36	223.67
11	16,617.98	XXX	307.34	XXX	259.70	281.28	273.07	265.11	257.39	249.90	242.62
12	17,306.83	340.58	330.64	321.01	311.66	302.68	293.77	285.21	278.90	268.84	281.01
13	19,044.52	XXX	353.28	342.97	332.98	323.28	313.88	304.72	295.55	XXX	278.66
14	20,835.27	386.47	375.22	364.29	353.66	343.38	333.37	323.67	314.24	305.09	XXX
15	XXX	XXX	396.54	384.99	373.77	362.89	352.32	342.06	332.09	322.42	313.03
16	24,579.54	429.75	417.24	405.08	393.29	381.83	370.71	359.91	349.43	339.25	329.37
17	28,536.34	450.45	437.33	424.60	412.23	400.22	388.56	377.25	368.26	355.59	345.23
18	XXX	XXX	458.84	443.54	430.62	418.28	405.90	394.08	382.60	371.46	360.64
19	30,627.81	490.06	475.79	461.93	448.47	435.41	422.73	410.42	396.46	XXX	XXX
20	XXX	XXX	494.16	XXX	455.81	452.24	439.07	426.28	413.87	401.81	390.11
21	XXX	527.39	512.03	497.12	482.64	468.58	454.94	441.68	428.82	416.33	404.20
22	XXX	546.25	529.37	513.95	498.98	484.46	470.34	456.64	443.34	430.43	417.89
23	XXX	XXX	548.20	530.29	514.85	499.85	485.29	471.16	457.43	444.11	431.18
24	41,980.05	579.42	582.54	648.16	530.25	514.80	498.81	485.25	471.12	457.40	444.07
25	44,458.86	595.76	576.40	561.56	545.20	529.32	513.90	XXX	484.40	470.30	456.60
26	47,012.04	611.82	593.81	578.51	559.72	543.42	527.59	512.22	487.30	482.82	XXX
27	49,641.81	827.02	606.76	591.03	573.82	557.10	540.88	525.12	XXX	494.96	XXX
28	XXX	641.98	623.28	605.13	587.50	570.39	553.78	537.65	521.99	506.78	XXX
29	XXX	XXX	637.37	616.81	600.79	583.28	566.30	549.66	XXX	516.24	503.15
30	XXX	670.53	651.06	632.10	613.69	595.81	578.46	561.61	545.25	529.37	513.95
31	60,973.58	684.28	684.35	645.00	626.21	607.97	590.26	573.07	556.38	540.17	524.44
32	64,022.49	697.58	677.24	657.52	638.37	619.77	601.72	584.20	567.18	550.66	534.62
33	XXX	710.46	689.77	669.66	650.17	631.24	612.85	595.00	577.67	XXX	XXX
34	XXX	723.98	701.93	XXX	661.63	642.36	623.65	605.40	587.85	570.73	554.11
35	XXX	735.14	713.73	692.94	672.76	653.17	634.14	615.67	XXX	560.33	563.43
36	77,159.44	744.95	728.19	704.07	663.56	663.65	644.32	625.56	607.34	589.65	572.47
37	XXX	758.41	736.32	714.87	694.05	673.84	654.21	635.16	XXX	XXX	XXX
38	XXX	XXX	747.12	725.36	704.23	683.72	663.81	644.47	625.70	607.48	XXX
39	XXX	780.34	757.61	735.54	714.12	693.32	673.13	653.52	634.49	616.01	598.06
40	91,945.20	790.83	767.69	745.43	723.72	702.64	882.17	662.30	643.01	624.29	XXX
41	95,922.96	801.01	777.68	755.03	733.04	711.69	690.96	670.83	XXX	632.32	613.91
42	100,020.07	810.80	787.28	764.35	742.06	720.47	699.49	679.11	XXX	640.13	0.0
43	104,240.08	820.49	796.50	773.39	750.87	729.00	707.77	687.15	XXX	0.0	0.0
44	XXX	829.81	805.54	782.18	759.40	737.26	715.80	694.95	0.0	0.0	0.0
45	113,093.71	838.86	814.43	790.71	767.68	745.32	723.61	0.0	0.0	0.0	0.0
46	XXX	847.84	XXX	798.99	778.71	763.12	0.0	0.0	0.0	0.0	0.0
47	XXX	858.17	831.23	807.02	XXX	0.0	0.0	0.0	0.0	0.0	0.0
48	127,316.84	XXX	839.27	814.83	0.0	0.0	0.0	0.0	0.0	0.0	0.0
49	132.355.76	872.49	847.06	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
50	137,545.85	880.29	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Anniversary of	Guaranteed Accumulation	Issue Ages 25-34
Issue Age	Value	25	26	27	28	29	30	31	32	33	34
1	$1,219.41	$24.72	$24.00	$23.30	$22.62	$21.96	$21.32	$20.70	$20.10	$19.51	$18.94
2	2,475.41	48.71	47.29	45.92	44.58	43.26	42.02	40.80	39.61	38.45	37.33
3	3,769.08	72.01	XXX	67.88	55.90	63.X8	62.12	60.31	58.X5	58.8X	55.19
4	5,101.56	94.83	91.87	89.20	86.60	84.06	81.63	79.25	78.94	74.70	72.53
5	XXX	XXX	113.19	109.90	105.70	103.59	100.57	97.64	94.X0	92.04	89.36
6	XXX	XXX	133.89	129.99	126.21	122.X	118.96	115.50	112.13	108.87	106.70
7	9,343.70	158.61	153.99	149.50	145.15	140.92	136.82	132.83	128.96	12X.21	1X1.56
8	10,X43.42	178.71	173.50	1XX.45	1X3.54	158.7X	154.15	149.XX	145.30	141.07	136.96
9	12,388.14	198.22	192.44	1XX.84	181.40	176.11	170.96	166.00	161.17	156.47	151.92
10	13,979.19	217.16	210.83	204.59	198.73	192.94	187.32	161.67	176.57	171.43	1X6.43
11	XXX	XXX	XXX	222.03	215.XX	209.28	203.19	197.27	191.52	185.96	180.X3
12	17,305.X3	XXX	248.03	238.XX	231.90	225.15	218.59	212.22	206.04	200.04	194.21
13	19,044.52	270.74	XXX	255.20	247.77	240.55	233.54	226.74	220.14	213.73	207.50
14	20,835.27	XXX	279.20	271.06	283.17	255.50	248.06	240.84	233.82	227.01	220.40
15	22,679.74	303.91	295.06	2XX.47	278.12	270.02	262.16	254.52	247.11	239.91	232.92
I6	24,579.54	319.78	310.46	301.42	292.X4	264.12	275.84	267.61	260.01	252.43	246.08
17	26,535.34	335.18	325.42	315.94	306.74	297.80	289.13	280.71	272.53	264.59	256.89
18	28,5X1.84	350.13	339.93	330.03	320.42	311.09	302.03	293.23	284.8X	276.40	268.36
19	30,627.51	XXX	354.03	343.72	333.71	323.99	314.5X	305.39	2X6.49	267.86	279.47
20	XXX	XXX	367.72	357.00	346.61	336.51	326.71	317.19	307.96	296.99	290.28
21	34,968.45	392.43	381.00	369.90	359.13	34X.07	33X.51	328.66	319.06	309.79	300.77
22	37,236.91	405.72	393.90	382.43	371.29	360.47	349.98	339.78	329.89	320.28	310.95
23	39,573.43	XXX	XXX	394.59	383.09	371.94	361.10	3X0.58	340.37	330.48	320.83
24	41,980.05	431.14	XXX	406.39	384.XX	383.06	371.91	361.07	350.56	340.35	330.43
25	44,458.88	443.30	430.39	417.85	405.68	393.87	3X2.3X	371.26	360.44	349.94	339.7X
26	47,012.04	455.10	XXX	42X.96	41X.48	404.35	392.58	361.14	370.04	359.26	346.80
27	49,641.81	4X6.58	452.96	439.78	426.97	414.54	402.46	390.74	379.36	368.31	357.58
28	52,350.48	477.69	453.7X	450.27	437.16	424.42	412.06	400.06	388.41	377.09	366.11
29	55,140.41	XXX	474.27	460.45	447.04	434.02	421.38	409.11	397.19	385.62	374.39
30	58,014.03	496.98	484.45	470.34	456.64	443.34	430.43	417.89	405.72	393.90	382.43
31	XXX	509.17	494.34	479.94	4X5.96	452.39	439.21	426.42	414.00	401.84	390.23
32	XXX	519.05	503.93	48X.25	475.01	461.17	447.74	434.70	422.04	409.74	0.0
33	67,162.58	528.65	513.25	498.30	483.79	469.70	458.02	442.74	429.84	0.0	0.0
34	70,396.87	XXX	522.30	507.09	492.32	477.98	484.06	450.54	0.0	0.0	0.0
35	XXX	XXX	531.08	515.61	500.X0	486.02	471.86	0.0	0.0	0.0	0.0
36	77,159.44	XXX	539.51	523.89	50X.64	493.82	0.0	0.0	0.0	0.0	0.0
37	XXX	569.33	547.89	531.93	51X.44	0.0	0.0	0.0	0.0	0.0	0.0
38	XXX	572.61	555.93	539.74	0.0	0.0	0.0	0.0	0.0	0.0	0.0
39	88,083.29	580.65	563.73	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
40	91,945.20	588.45	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Anniversary of	Guaranteed Accumulation	Issue Ages 35-44
issue Age	Value	35	36	37	38	39	40	41	42	43	44
1	$1,219.41	$18.39	$17.86	$17.34	$16.83	$16.34	$15.66	$15.40	$14.95	$14.52	$14.10
2	XXX	XXX	35.19	34.17	33.17	32.20	31.27	XXX	29.47	28.01	27.78
3	3,789.06	53.48	52.02	50.51	49.04	47.61	48.22	XXX	43.57	42.30	41.07
4	5,101.56	70.41	XXX	66.37	64.44	XXX	XXX	59.97	57.25	XXX	53.97
5	XXX	80.75	XXX	81.77	79.39	77.08	XXX	XXX	70.54	66.46	XXX
6	XXX	102.82	XXX	98.73	93.91	91.17	88.52	85.94	83.44	81.01	76.65
7	9,343.70	118.02	114.58	111.24	108.00	104.88	101.80	98.84	95.98	93.17	90.45
8	10,843.42	132.97	129.10	125.34	121.59	118.15	114.70	111.36	XXX	104.97	101.91
9	12,388.14	147.49	143.20	139.03	134.98	131.04	127.23	123.52	119.92	116.43	113.04
10	13,979.19	XXX	158.88	152.31	147.88	143.57	139.39	135.33	131.39	127.56	123.84
11	XXX	175.27	170.17	185.21	160.40	155.73	151.19	146.79	XXX	138.36	134.33
12	XXX	188.56	183.07	177.73	172.56	187.53	162.85	157.91	153.31	148.85	144.51
13	19,044.52	201.48	195.59	XXX	184.36	178.99	173.78	168.72	163.80	159.03	154.40
14	20,835.27	213.98	207.75	201.70	195.82	190.12	XXX	179.21	173.99	168.92	184.00
15	22,579.74	225.14	219.55	213.16	206.95	200.92	195.07	189.39	183.87	178.52	173.32
16	24,579.54	237.94	231.01	224.29	217.75	211.41	205.25	199.27	193.47	187.84	182.36
17	26,536.34	XXX	242.14	235.09	228.24	221.59	215.54	XXX	202.79	XXX	191.15
18	XXX	XXX	252.94	XXX	238.42	231.48	224.74	218.19	211.84	205.67	XXX
19	30,627.81	271.33	253.43	256.76	248.31	241.08	234.06	227.24	220.62	214.19	207.98
20	32,766.06	XXX	273.61	265.65	257.91	250.40	243.10	236.02	229.15	222.47	215.99
21	34,968.45	282.01	283.50	275.24	257.23	259.44	251.89	244.55	237.43	XXX	223.60
22	XXX	301.89	293.10	XXX	276.27	268.23	260.41	252.83	245.47	238.32	0.0
23	XXX	311.49	302.42	293.51	285.06	276.75	XXX	260.87	253.27	0.0	0.0
24	41,980.05	320.81	311.46	302.39	283.59	285.03	XXX	288.67	0.0	0.0	0.0
25	XXX	329.86	320.25	310.92	301.87	293.07	284.54	0.0	0.0	0.0	0.0
26	47,012.04	XXX	328.78	319.20	309.90	300.88	0.0	0.0	0.0	0.0	0.0
27	49,641.81	347.17	337.06	327.24	317.71	0.0	0.0	0.0	0.0	0.0	0.0
28	52,350.48	355.45	345.09	335.04	0.0	0.0	0.0	0.0	0.0	0.0	0.0
29	55,140.41	363.49	352.90	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
30	XXX	371.29	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Anniversary of	Guaranteed Accumulation	Issue Ages 45-54
Issue Age	Value	45	46	47	48	49	50	51	52	53	54
1	$1,219.41	$13.68	$13.29	$12.90	$12.52	$12.18	$11.80	$11.46	$11.13	$10.80	$10.49
2	2,475,41	26.97	26.19	25.42	24.68	23.96	23.27	22.59	21.93	21.29	20.57
3	3,769.08	39.87	38.71	37.58	36.49	35.42	34.39	33.38	32.42	31.47	30.56
4	5,101.56	52.39	50.87	49.39	47.95	48.55	45.20	43.68	42.60	41.36	40.16
5	6,474.02	64.55	62.67	60.85	59.07	57.35	XXX	54.06	52.49	50.96	49.47
6	7,867.66	75.38	74.13	71.97	69.58	67.84	65.87	63.85	62.09	60.28	58.52
7	9,343.70	87.82	85.26	82.78	80.37	78.03	75.75	73.65	71.40	69.32	67.31
8	10,843.42	98.94	96.05	93.26	90.55	87.91	85.35	82.86	80.46	78.11	75.83
9	12,388.14	09.75	106.55	103.45	100.43	97.61	94.67	91.91	89.23	86.64	84.11
10	13,979.19	120.24	116.73	113.33	110.03	106.83	103.72	100.70	97.76	94.92	92.15
11	15,617.98	130.42	126.62	122.93	119.35	115.86	112.50	109.22	106.04	102.95	99.96
12	17,305.93	140.30	136.22	132.25	128.40	124.66	121.03	117.50	114.08	110.76	0.0
13	19,044.52	142.90	145.54	141.30	137.18	133.19	129.31	125.54	121.88	0.0	0.0
14	20,635.27	159.22	154.58	150.06	145.71	141.47	137.35	133.35	0.0	0.0	0.0
15	22,679.74	168.27	163.37	158.61	153.89	149.50	145.15	0.0	0.0	0.0	0.0
16	24,679.64	177.05	171.90	166.89	162.03	157.31	0.0	0.0	0.0	0.0	0.0
17	28,536.34	185.58	180.18	174.93	169.83	0.0	0.0	0.0	0.0	0.0	0.0
18	28,551.84	193.86	188.21	182.73	0.0	0.0	0.0	0.0	0.0	0.0	0.0
19	30,627.81	201.60	198.02	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
20	32,766.08	209.70	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Anniversary of	Guaranteed Accumulation	Issue Ages 45-54
Issue Age	Value	55	56	57	58	59	60	61	62	63	64
1	$1,219.41	$10.18	$9.89	$9.60	$9.32	$9.05	$8.78	$8.53	$8.28	$8.04	$7.80
2	2,475.41	20.07	19.48	18.92	18.37	17.83	17.31	15.81	16.32	15.84	0.0
3	3,789.06	29.67	28.60	27.96	27.15	26.36	25.59	24.85	24.12	0.0	0.0
4	6,101.56	38.99	37.85	38.75	35.68	34.64	33.63	41.43	0.0	0.0	0.0
5	5,474.02	48.03	46.63	45.28	43.98	XXX	41.43	0.0	0.0	0.0	0.0
6	7,887.66	56.82	55.16	53.56	43.96	50.48	0.0	0.0	0.0	0.0	0.0
7	9,343.70	65.34	63.44	51.59	59.80	0.0	0.0	0.0	0.0	0.0	0.0
8	10,643.42	73.62	71.48	59.40	0.0	0.0	0.0	0.0	0.0	0.0	0.0
9	12,388.14	61.66	79.28	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
10	13,979.19	89.47	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

MUTUAL OF AMERICA LIFE INSURANCE COMPANY
320 PARK AVENUE, NEW YORK, NY 10022 • (212) 224-1600
(hereafter called the “Company”)

Public Employee Deferred Compensation Group Annuity Contract PEDC-3085 is between the Company and the Contract Holder is hereby amended, effective as of its Date of Issue, with the result that:

1.                          Section 1.2 is replaced by the following Section 1.2:

1.2                  Charges

Unless and until changed in accordance with Section 6.11, the charges applicable under this Contract shall be equal to the amounts defined in the following Paragraphs (1) and (2):

1.                           Administrative Charges:

(a)                    A charge for (i) expenses incurred for administration and marketing of this Contract and (ii) state or other taxes, calculated on the basis of an annual rate of 0.65% of the net assets in each Investment Fund of the Separate Account.

(b)                   An additional charge for administrative expenses for each calendar month for each Participant equal to $1.00 for each Investment Account in which the Participant has an interest at the end of that calendar month.

2.                          Mortality Risk Charge: A charge for assuming the mortality risks associated with this Contract, calculated on the basis of an annual rate of 0.35% of the net assets in each Investment Fund of the Separate Account.

2.                          Section 1.9 is changed to read:

1.9                  Investment Company

Mutual of America Investment Corporation, a Maryland Corporation which is a diversified, open-end Investment company that consists of four separate Funds: the Stock Fund, the Money Market Fund, the Bond Fund and the Composite Fund.

3.                          Section 3.3 is replaced by the following Section 3.3:

3.3                  Separate Account

All amounts allocated to the Stock Account, the Money Market Account, the Bond Account and the Composite Account, the Equity Index Account, the Short-Term Bond Account, the Mid-Term Bond Account shall become part of the Separate Account that the Company maintains under the designation of Mutual of America Separate Account No. 2.

The Separate Account is a separate investment account into which a portion of the Company’s assets in connection with this Contract and certain other contracts have been allocated. The Separate Account consists of the following Investment Funds:

Stock Fund

A fund owning shares of the Stock Fund of the Investment Company that is invested primarily in a portfolio of common stocks that are listed on national securities exchanges or on the National Association of Securities Dealers Automated Quotations although amounts may be invested in: (i) stocks traded over-the-counter or other equity related securities

Money Market Fund	A fund owning shares of the Money Market Fund of the Investment Company that is invested in money market instruments and other short term debt securities

Bond Fund	A fund owning shares of the Bond Fund of the Investment Company that is invested in publicly-traded debt securities such as bonds

Composite Fund	A fund owning shares of the Composite Fund of the Investment Company that is invested

1

The Company reserves the right, subject to compliance with applicable laws and regulations governing separate account operations, (1) to have the Separate Account invest at any time in any new Investment Funds offered by the Investment Company; (2) to create additional separate accounts or combine any two or more separate accounts, including the Separate Account; (3) to transfer assets determined by the Company to be attributable to the class of contracts to which this Contract belongs from the Separate Account to another separate account of the Company; and (4) to cause the registration or deregistration of any of the Company’s separate accounts under the Investment Company Act of 1940.

All income, and all gains and losses, from assets allocated to an Investment Fund of the Separate Account shall be credited to or charged against that Investment Fund without regard to the other income, gains or losses of the Company.

The Valuation Period for each Investment Fund of the Separate Account starts at the close of business on the New York Stock Exchange for each Valuation Day and ends at the close of business on the next Valuation Day. A Valuation Day for each Investment Fund of the Separate Account is each day on which the New York Stock Exchange is open for business, and any other day on which a share value is declared by the Investment Company for the Investment Company’s shares in which that Investment Fund is invested.

For each Valuation Period, the Company shall charge against each Investment Fund of the Separate Account an amount not greater than the product of:

(a)                     the charges defined in Paragraphs (1)(a) and (2) of Section 1.2, all expressed as a daily rate, multiplied by the number of days from the end of the preceding Valuation Period to the end of the current Valuation Period, and

(b)                    the value of the assets in that Investment Fund at the end of the immediately preceding Valuation Period.

Each Investment Fund of the Separate Account is maintained in Accumulation Units. The number of Accumulation Units in an Investment Fund as of the end of any Valuation Period is determined by adjusting the number of Accumulation Units in that Investment Fund as of the end of the preceding Valuation Period by adding or deducting Accumulation Units with respect to amounts, if any, allocated to or withdrawn from that Investment Fund during the current Valuation Period. The number of Accumulation Units to be so added or deducted is the number obtained by dividing the amounts so allocated or withdrawn by the Accumulation Unit Value for the current Valuation Period.

The Accumulation Unit Value for each Investment Fund was established by the Company as 1.00 when the first investment was made in that Investment Fund. For any current Valuation Period, the Accumulation Unit Value for any Investment Fund of the Separate Account is the amount obtained by multiplying the Accumulation Unit Value applicable to that Investment Fund for the immediately preceding Valuation Period by the Accumulation Unit Change Factor for that Investment Fund for the current Valuation Period.

The Accumulation Unit Change Factor for any Investment Fund for any Valuation Period is the factor determined as:

(a)                     the ratio of (i) the asset value of that Investment Fund at the end of the current Valuation Period, before any amounts are allocated to or withdrawn from that Investment Fund during that Valuation Period, to (ii) the asset value of that Investment Fund at the end of the preceding Valuation Period, after all allocations and withdrawals were made during that Valuation Period, divided by

(b)                    1.00 plus the charges defined in Paragraphs (1)(a) and (2) of Section 1.2 for the number of days from the end of the preceding Valuation Period to the end of the current Valuation Period.

The asset value of each Investment Fund of the Separate Account means the total value of the shares owned in the corresponding Fund of the Investment Company.

The assets of each of the Investment Funds of the Separate Account shall be the exclusive property of the Company, and neither the Contract Holder nor any other person shall have any proprietary interest in such assets. Nothing herein contained shall be construed as constituting the Company as trustee for the benefit of the Contract Holder or any other person referred to in this Contract.

On any day when an amount is allocated to or withdrawn from any Investment Account that is associated with a specified Investment Fund of the Separate Account, said Investment Account shall be credited or charged, as the case may be, with a number of Accumulation Units determined by dividing the amount so allocated or withdrawn by the Accumulation Unit Value for such Investment Fund for the Valuation

2

Period which includes that day. The number of Accumulation Units in said Investment Account on any day shall be equal to (a) the sum of any such units that have been credited to that Investment Account minus (b) the sum of any such units that have been charged against that Investment Account. The amount in said Investment Account on any day shall be equal to the product of (i) the number of Accumulation Units in that Investment Account on that day, and (ii) the Accumulation Unit Value for such Investment Fund for the Valuation Period which includes that day.

4.                          Section 3.4 - The last paragraph is amended by replacing the words “Paragraph (2)(b) of Section 1.2” with the words “Paragraph (1)(b) of Section 1.2.”

5.                          Section 3.5 - The second paragraph is amended by replacing Clause (c) with the following Clause (c):

(c)                    an emergency exists, as determined by the Securities and Exchange Commission, as result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the share value of each of the Funds of the Investment Company in which the Separate Account is invested.

6.                          Section 6.11 is replaced by the following Section 6.11:

6.11           Right To Change

The Company reserves the right, at any time, to (a) change the Current Rate of Interest, (b) increase or decrease the charge defined in Paragraph (1) of Section 1.2 and (c) decrease the charge defined in Paragraph (2) of Section 1.2.

The Company may elect to make any changes pursuant to this Section either by written notice to the Contract Holder or by amendment to this Contract.

No change pursuant to this Section shall apply to annuity benefits that became payable under this Contract before such change.

This rider executed at New York, N.Y. this                              day of                      20    .

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

/s/ Kevin Brady
Vice President

3

MUTUAL OF AMERICA LIFE INSURANCE COMPANY
320 PARK AVENUE, NEW YORK, NY 10022 • (212) 224-1600
(hereafter called the “Company”)

Public Employee Deferred Compensation Group Annuity Contract PEDC-3085 between the Company and the Contract Holder is hereby amended, effective as of its Date of issue, with the result that:

1.                          The term “Public Employee Deferred Compensation Group Annuity Contract” appearing at the top of the cover page is replaced by the term “Section 457 Deferred Compensation Group Annuity Contract”.

2.                          Section 1.5 is amended to read as follows:

1.5                 Employer

The public employer or non-profit organization that provides compensation to the Participants covered under this Contract for services rendered.

3.                          Section 1.8 is amended to read as follows:

1.8                 Plan

The Section 457 Deferred Compensation Plan that is funded by this contract.

This rider executed at New York, N.Y. this                    day of                    20    .

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

/s/ Kevin Brady
Vice President

1

MUTUAL OF AMERICA LIFE INSURANCE COMPANY
320 PARK AVENUE, NEW YORK, NY 10022 • (212) 224-1600
(hereafter called the “Company”)

Group Annuity Contract PEDC-3085 is hereby amended, effective as of July 1, 1989, as follows:

1.                          Subsection 1.2(1) is changed to read:

(1)                    Administrative Charges:

(a)                     A charge for (i) expenses incurred for administration and marketing of this Contract and (ii) state or other taxes, calculated on the basis of an annual rate of 0.65% of the net assets in each Investment Fund of the Separate Account, except that the charge for the Scudder Managed Capital Growth Fund and the Scudder Managed Bond Fund will be calculated on the basis of an annual rate of 0.675% of the net assets of each of those funds, the charge for the Scudder Managed International Fund will be calculated on the basis of an annual rate of 0.525% of the net assets of that fund, and the charge for the American Century VP Capital Appreciation Fund will be calculated on the basis of an annual rate of 0.40% of the net assets of that fund.

(b)                    An additional charge for administrative expenses for each calendar month for each Participant equal to $2.00 for each Investment Account in which the Participant has an interest at the end of that calendar month, but in no event, however, will this charge exceed an aggregate maximum of $6.00 per calendar month, regardless of the number of Investment Accounts in which a Participant has an Interest.

2.                          Section 1.10 is added as follows:

1.10          Other Investment Alternatives

From time to time, the Company will make available, at its discretion, the funds of other investment companies it selects. Such funds that are available are set forth in Section 3 of this Contract in addition to the Funds of the Investment Company and are referred to as “Other Investment Alternatives.” The term “Investment Fund” shall include “Other Investment Alternatives” wherever the former is used in this Contract except in the eighth and tenth paragraphs of Section 3.3.

3.                          Section 3.1 is changed to read:

3.1                 Accounts Described

The Company shall maintain the following Investment Accounts under this Contract:

ILLEGIBLE	ILLEGIBLE
Interest Accumulation Account	The General Account
Stock Account	The Stock Fund of the Separate Account
Money Market Account	The Money Market Fund of the Separate Account
Bond Account	The Bond Fund of the Separate Account
Composite Account	The Composite Fund of the Separate Account
ILLEGIBLE	ILLEGIBLE
Scudder Capital Growth Account	The Scudder Managed Capital Growth Fund of the Separate Account
Scudder Bond Account	The Scudder Managed Bond Fund of the Separate Account
Scudder International Account	The Scudder Managed International Fund of the Separate Account
American Century VP Capital Appreciation Account	The American Century VP Capital Appreciation Fund of the Separate Account

1

Each Participant shall designate in a manner satisfactory to the Company (with the right to change such designation from time to time) the percentage of the amounts remitted on his behalf under this Contract that is to be allocated to each Investment Account. Such percentage may be any multiple of 1% up to 100%.

4.                          The first paragraph of Section 3.3 is changed to read:

All amounts allocated to the Stock Account, the Money Market Account, the Bond Account and the Composite Account, or to the Other Investment Alternatives, shall become part of the Separate Account that the Company maintains under the designation of Mutual of America Separate Account No. 2.

5.                          The following funds are added to the second paragraph of Section 3.3:

Scudder Managed Capital Growth Fund

A fund owning shares of the Managed Capital Growth portfolio of Scudder Variable Life Investment Fund that is invested in income producing, publicly traded equity securities, including foreign equity securities, and seeks long-term capital growth and consistent therewith, current income.

Scudder Managed Bond Fund

A fund owning shares of the Managed Bond portfolio of Scudder Variable Life Investment Fund that is primarily invested in U.S. Government, corporate and other notes and bonds paying high current income.

Scudder Managed International Fund

A fund owning shares of the Managed International portfolio of Scudder Variable Life Investment Fund that is invested primarily in diversified holdings of marketable foreign equity investments and that seeks long-term capital growth. The portfolio invests in companies, wherever organized, that do business primarily outside the United States.

American Century VP Capital Appreciation Fund

A fund owning shares of the American Century VP Capital Appreciation Fund of the Century Variable Portfolios, Inc., an American Century company that is invested primarily in common stocks (including securities convertible into common stocks) that, in the opinion of the Fund’s management, have better than average potential for appreciation.

6.                          The fifth paragraph of Section 3.3 is changed to read:

The Valuation Period for each Investment Fund of the Separate Account starts at the close of business on the New York Stock Exchange for each Valuation Day and ends at the close of business on the next Valuation Day. A Valuation Day for each Investment Fund of the Separate Account is each day on which the New York Stock Exchange is open for business, and any other day on which a share value is declared by the Investment Company for the Investment Company’s shares in which that Investment Fund is invested, or a value is declared for the portfolio in which an Other Investment Alternative is invested.

7.                          The following sentence is added at the end of the eighth paragraph of Section 3.3:

The Accumulation Unit Value for any of the Other Investment Alternatives is determined by using the unit value calculated under the method set forth in its respective Prospectus and then deducting the expenses set forth in Section 1.2.

2

8.                          The following sentence is added at the end of the tenth paragraph of Section 3.3:

The asset value of each Other Investment Alternative means the total value of the shares owned in the corresponding portfolio described in the second paragraph of Section 3.3.

9.                          In the second paragraph of Section 3.5. the reference to “the Stock Account, the Money Market Account, the Bond Account or the Composite Account” is expanded to include the Other Investment Alternatives.

This rider executed at New York, N.Y. this                          day of                          20    .

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

/s/ Kevin Brady
Title:	Vice President

3

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

320 PARK AVENUE, NEW YORK, NY 10022 • (212) 224-1600

(hereafter called the “Company”)

Group Annuity Contract PEDC-3085 between the Company and the Contract Holder is hereby amended, effective as of the Effective Date shown below, with result that, pursuant to the right reserved to the Company in the first paragraph of Section 6.11. subsection 1.2(1) is changed to read;

Administration Charges:

(a)                     The Company will deduct a maximum of 2% annually of the net assets in each Investment Fund of the Separate Account.

(b)                    The Company will deduct an additional monthly contract of $2.50 for administrative expenses for each Participant, except the monthly charges will not exceed 1/12 of 1% of the first $3,000.

This rider executed at New York, N.Y. this                  day of                        in the year 20     .

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

/s/ Kevin Brady
Vice President

1

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

320 PARK AVENUE, NEW YORK, NY 10022 • (212) 224-1600

(hereafter called the “Company”)

Public Employee Deferred Compensation Group Annuity Contract PEDC-3085 between the Company and the Contract Holder is hereby amended, effective as of its Date of Issue, with the result that:

1.                          The following Account and Fund are added to the Other Investment Alternatives of Section 3.1:

Calvert Social Balanced Account	The Calvert Social Balanced Fund of the Separate Account

2.                          The following Fund is added to the second paragraph of Section 3.3:

Calvert Social Balanced Fund

A fund owning shares of the Calvert Social Balanced Fund of the Calvert Variable Series (CVS) that seeks to achieve a total return above the rate of inflation through an actively managed diversified portfolio of common and preferred stocks, bonds, and money market instruments which offer income and capital growth opportunity and satisfy the social concern criteria established by the series.

This rider executed at New York, N.Y. this               day of                 20     .

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

/s/ Kevin Brady
Vice President

1

MUTUAL OF AMERICA LIFE INSURANCE COMPANY
320 PARK AVENUE, NEW YORK, NY 10022 • (212) 224-1600
(hereafter called the “Company”)

Group Annuity Contract PEDC-3085 is hereby amended, effective as of its Date of Issue, as follows:

1.                          Section 1.2(1)(a) is changed to read:

(a)                    The Company will deduct a maximum of 2% annually of the net assets in each Investment Fund of the Separate Account which will be comprised of (i) expenses incurred for administration and marketing of the Contract and (ii) state or other taxes, calculated on the basis of an annual rate of 0.65% of the net assets in each Investment Fund of the Separate Account for administrative charges and 0.35% of the net assets in each Investment Fund of the Separate Account for distribution charges.

2.                          Section 1.2(3) is added as follows:

(3)                    Expense Risk Charge: A charge for assuming the expense risk associated with this Contract, calculated on the basis of an annual rate of 0.15% of the net assets in each Investment Fund of the Separate Account.

3.                          Section 3.1 is changed to read:

3.1                 Account Described

The Company shall maintain the following Investment Accounts under this Contract:

ILLEGIBLE
Interest Accumulation Account	The General Account
Stock Account	The Stock Fund of the Separate Account
Money Market Account	The Money Market Fund of the Separate Account
Bond Account	The Bond Fund of the Separate Account
Composite Account	The Composite Fund of the Separate Account
Equity Index Account	The Equity Index Fund of the Separate Account
Short-Term Bond Account	The Short-Term Bond Fund of the Separate Account
Mid-Term Bond Account	The Mid-Term Bond Fund of the Separate Account
ILLEGIBLE
Scudder Capital Growth Account	The Scudder Capital Growth Fund of the Separate Account
Scudder Bond Account	The Scudder Bond Fund of the Separate Account
Scudder International Account	The Scudder International Fund of the Separate Account
American Century VP Capital Appreciation Account	The American Century VP Capital Appreciation Fund of the Separate Account
Calvert Social Balanced Account	The Calvert Social Balanced Fund of the Separate Account

1

Each Participant shall designate in a manner satisfactory to the Company (with the right to change such designation from time to time) the percentage of the amounts remitted on his behalf under this Contract that is to be allocated to each Investment Account. Such percentage may be any multiple of 1% up to 100%.

4.                          The first paragraph of Section 3.3 is changed to read:

All amounts allocated to the Stock Account, the Money Market Account, the Bond Account, the Composite Account, the Equity Index Account, the Short-Term Bond Account and the Mid-Term Bond Account, and to the Other Investment Alternatives, shall become part of the Separate Account that the Company maintains under the designation of Mutual of America Separate Account No. 2.

5.                          The following funds are added to the second paragraph of Section 3.3, following the description of the “Composite Fund”:

Equity Index Fund	A fund owning shares of the Equity Index Fund of the Investment Company that is invested in virtually all S&P 500 Index stocks and that seeks to replicate the returns of the S&P 500 Index.
Short-Term Bond Fund

A fund owning shares of the Short-Term Bond Fund of the Investment Company that is invested in high quality corporate, government and agency bonds, including mortgage-backed securities, with maturities primarily from one-to-three years.

Mid-Term Bond Fund

A fund owning shares of the Mid-Term Bond Fund of the Investment Company that is invested in high-quality corporate, government and agency bonds, including mortgage-backed securities, with maturities primarily from three-to-seven years.

6.                          The first sentence of the second paragraph of Section 3.5 is changed to read:

The Company shall pay any amount withdrawn from the Stock Account, the Money Market Account, the Bond Account, the Composite Account, the Equity Index Account, the Short-Term Bond Account or the Mid-Term Bond Account, or from the Other Investment Alternatives, pursuant to the second, third or fourth paragraph of Section 3.4, and shall transfer any amount withdrawn from any such Account pursuant to the fifth paragraph of Section 3.4, within seven days after the date of withdrawal.

This rider executed at New York, NY. this             day of                      20      .

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

/s/ Kevin Brady
Vice President

2

MUTUAL OF AMERICA LIFE INSURANCE COMPANY
320 PARK AVENUE, NEW YORK, NY 10022 • (212) 224-1600
(hereafter called the “Company”)

Group Annuity Contract PEDC-3085 between the Company and the Contract Holder is hereby amended, effective as of its Date of Issue, as follows:

1.                          Section 1.3 is changed to read:

1.3                 Contract

This group annuity contract as set forth herein, and as hereafter amended including this rider, together with the application for it and any amendment now attached or later added.

2.                          The first sentence of Section 5.2 is changed to read:

The Company may discontinue this Contract in whole or in part if: (a) the Contract Holder fails to meet the requirements of this Contract or to abide by the terms of this Contract; (b) no amounts have been remitted under this Contract on behalf of Participants for a continuous period of twelve months; (c) a modification in this Contract is necessary in order to comply with Federal or State requirements, and the Contract Holder refuses to accept a substantially similar contract offered by the Company that incorporates such modification; or (d) the Contract Holder elects at any time not to utilize appropriate electronic media to transmit and receive information and data with respect to the Contract.

3.                          The first sentence of Section 6.1 is changed to read:

This Contract, including this rider, together with the application for it, constitute the entire contract between the parties.

4.                          The following is added after the first sentence of Section 6.3:

By use of electronic media, such as a computer terminal, personal computer or other electronic device located at the Employer’s place of business, the Employer shall: 1) communicate such facts and information to the Company, directly to the Company’s computer records; 2) have access to the electronic data stored in the Company’s computer records with respect to the Contract; and 3) be able to perform certain functions by adding to, amending or changing such electronic data to accurately reflect information in the Employer’s control with respect to the Contract; all subject to the Company’s established rules and requirements with respect to accessing the Company’s computer records.

In certain cases, employees of affiliated agencies of the Employer also participate under the Contract. For purposes of this rider such affiliated agencies shall be referred to as “Affiliates” which shall mean any group or organization that has executed a participation agreement whereby that group or organization’s employees are eligible to participate under the Contract.

Some Affiliates may not use the electronic media described above. The Company reserves the following rights with respect to such Affiliates:

(a)                    To set different interest rates and/or administrative or other expense rates. To the extent that the Company offers contracts substantially similar to this Contract except that Interest rates and /or expenses are determined based on non-use of electronic media as described above, then interest and expense rates determined under this Contract with respect to Affiliates not using electronic media shall be the same as under such substantially similar contracts.

(b)                   To discontinue the Participation Agreement of Affiliates not using electronic media, or Affiliates that elect at any time to stop such use. Any such discontinuance by the Company shall be treated as a Contract discontinuance with respect to affected Affiliates for purposes of Sections 5.3 and 5.4 of the Contract. To the extent the Company offers contracts substantially similar to this Contract except that interest rates and/or expenses are determined based on non-use of electronic media as described above, then

1

the Company shall offer such substantially similar contract to any Affiliate whose Participation Agreement under this Contract the Company has elected to discontinue, provided only that such Affiliate is an eligible employer according to federal tax law for such substantially similar contract.

This rider executed at New York, N.Y. this             day of                  20      .

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

/s/ Kevin Brady
Vice President

2

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

320 PARK AVENUE, NEW YORK, NY 10022 • (212) 224-1600

(hereafter called the “Company”)

Group Annuity Contract PEDC-3085 is hereby amended, effective as of its Date of Issue, as follows:

1.                         Section 3.1 is changed to read:

3.1                  Accounts Described

The Company shall maintain the following Investment Accounts under this Contract:

ILLEGIBLE
Interest Accumulation Account	The General Account
All America Account	The All America Fund of the Separate Account
Money Market Account	The Money Market Fund of the Separate Account
Bond Account	The Bond Fund of the Separate Account
Composite Account	The Composite Fund of the Separate Account
Equity Index Account	The Equity Index Fund of the Separate Account
Short-Term Bond Account	The Short-Term Bond Fund of the Separate Account
Mid-Term Bond Account	The Mid-Term Bond Fund of the Separate Account
Aggressive Equity Account	The Aggressive Equity Fund of the Separate Account
ILLEGIBLE
Scudder Capital Growth Account	The Scudder Capital Growth Fund of the Separate Account
Scudder Bond Account	The Scudder Bond Fund of the Separate Account
Scudder International Account	The Scudder International Fund of the Separate Account
American Century VP Capital Appreciation Account	The American Century VP Capital Appreciation Fund of the Separate Account
Calvert Social Balanced Account	The Calvert Social Balanced Fund of the Separate Account

Each Participant shall designate in a manner satisfactory to the Company (with the right to change such designation from time to time) the percentage of the amounts remitted on his behalf under this Contract that is to be allocated to each Investment Account. Such percentage may be any multiple of 1% up to 100%.

2.                          The first paragraph of Section 3.3 is changed to read:

All amounts allocated to the All America Account, the Money Market Account, the Bond Account, the Composite Account, the Equity Index Account, the Short-Term Bond Account, the Mid-Term Bond Account and the Aggressive Equity Account, and to any of the Other Investment Alternatives, shall become part of the Separate Account that the Company maintains under the designation of Mutual of America Separate Account No. 2.

1

3.                          The second paragraph of Section 3.3 is modified as follows:

(a)                     The “Stock Fund” has been renamed the “All America Fund”, and its description is amended to read:

All America Fund

A fund owning shares of the All America Fund of the Investment Company. The All America Fund Invests (i) approximately 60% of its assets so as to replicate, to the extent feasible, the S&P 500 Index, and (ii) the remaining 40% of its assets (which is allocated in approximately equal amounts to four Subadvisers) in securities that may include common stocks, securities convertible into common stocks, bonds and money market instruments.

(b)                    The following fund is added, following the description of the “Mid-Term Bond Fund”:

Aggressive Equity Fund

A fund owning shares of the Aggressive Equity Fund of the Investment Company. The Aggressive Equity Fund invests in securities that may include common stocks, securities convertible into common stocks, bonds and money market instruments. The portfolio is evenly divided so as to utilize two investment styles: (i) an aggressive growth style, which is to invest in companies believed to possess above average growth potential and (ii) an aggressive value style, which is to invest in companies believed to possess valuable assets or whose securities are undervalued.

4.                          The first sentence of the second paragraph of Section 3.5 is changed to read:

The Company shall pay any amount withdrawn from the All America Account, the Money Market Account, the Bond Account, the Composite Account, the Equity Index Account, the Short-Term Bond Account, the Mid-Term Bond Account, the Aggressive Equity Account, or from the Other Investment Alternatives, pursuant to the second, third or fourth paragraphs of Sections 3.4, and shall transfer any amount withdrawn from any such Account pursuant to the fifth paragraph of Section 3.4, within seven days after the date of withdrawal.

This rider executed at New York, N.Y. this                    day of                  20             .

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

/s/ Kevin Brady
Vice President

2

MUTUAL OF AMERICA LIFE INSURANCE COMPANY
320 PARK AVENUE, NEW YORK, NY 10022 • (212) 224-1600
(hereafter called the “Company”)

Group Annuity Contract PEDC-3085 is hereby amended, effective as of its Date of Issue, as follows:

1.         The first paragraph of Section 3.1 is changed to read:

3.1      Accounts Described

The Company shall maintain the following Investment Accounts under this Contract:

ILLEGIBLE
Interest Accumulation Account	The General Account
All America Account	The All America Fund of the Separate Account
Money Market Account	The Money Market Fund of the Separate Account
Bond Account	The Bond Fund of the Separate Account
Composite Account	The Composite Fund of the Separate Account
Equity Index Account	The Equity Index Fund of the Separate Account
Short-Term Bond Account	The Short-Term Bond Fund of the Separate Account
Mid-Term Bond Account	The Mid-Term Bond Fund of the Separate Account
Aggressive Equity Account	The Aggressive Equity Fund of the Separate Account
ILLEGIBLE
Scudder Capital Growth Account	The Scudder Capital Growth Fund of the Separate Account
Scudder Bond Account	The Scudder Bond Fund of the Separate Account
Scudder International Account	The Scudder International Fund of the Separate Account
American Century VP Capital Appreciation Account	The American Century VP Capital Appreciation Fund of the Separate Account
Calvert Social Balanced Account	The Calvert Social Balanced Fund of the Separate Account
VIP Equity-Income Account	The VIP Equity-Income Fund of the Separate Account
VIP Asset Manager Account	The VIP Asset Manager Fund of the Separate Account
VIP Contrafund Account	The VIP Contrafund Fund of the Separate Account

1

2.         The following Funds are added to the second paragraph of Section 3.3, following the description of the “Calvert Social Balanced Fund”:

VIP Equity-Income Fund

A fund owning shares of the VIP Equity-Income portfolio of the Variable Insurance Products Fund of Fidelity Management & Research Company (FMR) that seeks reasonable income by investing primarily in income producing equity securities, with the potential for capital appreciation a consideration. It normally invests at least 65% of its assets in income-producing common or preferred stock and the remainder in debt securities.

VIP Asset Manager Fund

A fund owning shares of the VIP Asset Manager portfolio of the Variable Insurance Products Fund of Fidelity Management & Research Company (FMR) that seeks to achieve a high total return with reduced risk over the long term by allocating its assets in a mix of foreign and domestic stocks, bonds and short-term fixed-income instruments.

VIP Contrafund Fund

A fund owning shares of the VIP Contrafund portfolio of the Variable Insurance Products Fund of Fidelity Management & Research Company (FMR) that seeks capital appreciation by investing primarily in companies believed to be undervalued due to an overly pessimistic appraisal by the public. The fund usually invests primarily in common stock and securities convertible into common stock, but it has the flexibility to invest in any type of security that may produce capital appreciation.

This rider executed at New York, N.Y. this                day of                             20   .

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

/s/ Kevin Brady
Vice President

2

MUTUAL OF AMERICA LIFE INSURANCE COMPANY
320 PARK AVENUE, NEW YORK, NY 10022 • (212) 224-1600
(hereafter called the “Company”)

Group Annuity Contract PEDC-3085, issued to a state or local government employer, is hereby amended, effective as of its Date of Issue, as follows:

1.                          The following paragraph is added to Section 5.3:

It shall be impossible, at any time before the satisfaction of all liabilities with respect to Participants and beneficiaries, for any part of the amounts held under this Contract to be used at any time for, or diverted to, purposes other than for the exclusive benefit of Participants and beneficiaries.

2.                          The first paragraph of Section 6.19 is changed to read:

No deferred compensation amounts under the Plan, or any property and rights to property purchased with such amounts, or any income attributable to the amounts, property or rights to property, shall be subject to the claims of the general creditors of the Employer.

3.                          The second paragraph of Section 6.19 is deleted.

This rider executed at New York, N. Y. this                    day of                          20   .

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

/s/ Kevin Brady
Vice President

1

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

320 PARK AVENUE, NEW YORK, NY 10022 • (212) 224-1600

(hereafter called the “Company”)

Group Annuity Contract PEDC-3085 is hereby amended, effective as of its Date of Issue, as follows:

1.         Section 1.9 is changed to read:

1.9      Investment Company

Mutual of America Investment Corporation, a Maryland Corporation which is a diversified, open-end investment company that consists of various separate Funds: the All America Fund, the Money Market Fund, the Bond Fund, the Composite Fund, the Equity Index Fund, the Short-Term Bond Fund, the Mid-Term Bond Fund, the Aggressive Equity Fund and the Mid-Cap Equity Index Fund.

2.         The first paragraph of Section 3.1 is changed to read:

3.1      Account Described

The Company shall maintain the following Investment Accounts under this Contract:

ILLEGIBLE
Short-Term Interest Accumulation Account	The General Account
All America Account	The All America Fund of the Separate Account
Money Market Account	The Money Market Fund of the Separate Account
Bond Account	The Bond Fund of the Separate Account
Composite Account	The Composite Fund of the Separate Account
Equity Index Account	The Equity Index Fund of the Separate Account
Short-Term Bond Account	The Short-Term Bond Fund of the Separate Account
Mid-Term Bond Account	The Mid-Term Bond Fund of the Separate Account
Aggressive Equity Account	The Aggressive Equity Fund of the Separate Account
Mid-Cap Equity Index Account	The Mid-Cap Equity Index Fund of the Separate Account
ILLEGIBLE
Scudder Capital Growth Account	The Scudder Capital Growth Fund of the Separate Account
Scudder Bond Account	The Scudder Bond Fund of the Separate Account
Scudder International Account	The Scudder International Fund of the Separate Account
American Century VP Capital Appreciation Account	The American Century VP Capital Appreciation Fund of the Separate Account
Calvert Social Balanced Account	The Calvert Social Balanced Fund of the Separate Account

1

VIP Equity-Income Account	The VIP Equity-Income Fund of the Separate Account
VIP Asset Manager Account	The VIP Asset Manager Fund of the Separate Account
VIP Contrafund Account	The VIP Contrafund Fund of the Separate Account

Each Participant shall designate in a manner satisfactory to the Company (with the right to change such designation from time to time) the percentage of the amounts remitted on his behalf under this Contract that is to be allocated to each Investment Account. Such percentage may be any multiple of 1% up to 100%.

3.                          The first paragraph of Section 3.3 is changed to read:

All amounts allocated to the All America Account, the Money Market Account, the Bond Account, the Composite Account, the Equity Index Account, the Short-Term Bond Account, the Mid-Term Bond Account, the Aggressive Equity Account and the Mid-Cap Equity Index Account and to any of the Other Investment Alternatives shall become part of the Separate Account that the Company maintains under the designation of Mutual of America Separate Account No. 2.

4.                          The following Fund is added to the second paragraph of Section 3.3, following the description of the
“Aggressive Equity Fund”:

Mid-Cap Equity Index Fund

A fund owning shares of the Mid-Cap Equity Index Fund of the Investment Company that is invested in publicly traded common stocks and futures contracts to provide investment results which to the extent practical correspond to the price and yield performance of publicly traded common stocks represented by the S&P Mid-Cap 400 Index.

5.                          The first sentence of the second paragraph of Section 3.5 is changed to read:

The Company shall pay any amount withdrawn from the All America Account, the Money Market Account, the Bond Account, the Composite Account, the Equity Index Account, the Short-Term Bond Account, the Mid-Term Bond Account, the Aggressive Equity Account, or the Mid-Cap Equity Index Account, or from the Other Investment Alternatives, pursuant to the second, thrift or fourth paragraphs of Section 3.4, and shall transfer any amount withdrawn from any such Account pursuant to the fifth paragraph of Section 3.4, within seven days after the date of withdrawal.

This rider executed at New York, N.Y. this             day of                  20    .

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

/s/ Kevin Brady
Vice President

2

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

320 PARK AVENUE NEW YORK NY 10022-6839 • 212 224 1600

(hereafter called the “Company”)

Group Annuity Contract PEDC-3085 is hereby amended, effective as of its Date of Issue, as follows:

1.                          Section 1.9 is changed to read:

1.9                    Investment Company

Mutual of America Investment Corporation, a Maryland Corporation which is a diversified, open-end investment company that consists of various separate Funds: the All America Fund, the Money Market Fund, the Bond Fund, the Composite Fund, the Equity Index Fund, the Mid-Term Bond Fund, the Mid-Cap Equity Index Fund, the Aggressive Allocation Fund, the Moderate Allocation Fund, the Conservative Allocation Fund, the Small Cap Value Fund, the Small Cap Growth Fund and the Mid Cap Value Fund.

2.                          Section 3.1 is changed to read:

3.1                    Accounts Described

The Company shall maintain the following Investment Accounts under this Contract:

ILLEGIBLE
Interest Accumulation Account	The General Account
All America Account	The All America Fund of the Separate Account
Money Market Account	The Money Market Fund of the Separate Account
Band Account	The Bond Fund of the Separate Account
Composite Account	The Composite Fund of the Separate Account
Equity Index Account	The Equity Index Fund of the Separate Account
Mid-Term Bond Account	The Mid-Term Bond Fund of the Separate Account
Mid-Cap Equity Index Account	The Mid-Cap Equity Index Fund of the Separate Account
Aggressive Allocation Account	The Aggressive Allocation Fund of the Separate Account
Moderate Allocation Account	The Moderate Allocation Fund of the Separate Account
Conservative Allocation Account	The Conservative Allocation Fund of the Separate Account
Small Cap Value Account	The Small Cap Value Fund of the Separate Account
Small Cap Growth Account	The Small Cap Growth Fund of the Separate Account
Mid Cap Value Account	The Mid Cap Value Fund of the Separate Account
ILLEGIBLE
DWS Capital Growth Account	The DWS Capital Growth Fund of the Separate Account
DWS Bond Account	The DWS Bond Fund of the Separate Account
DWS International Account	The DWS International Fund of the Separate Account
American Century VP Capital Appreciation Account	The American Century VP Capital Appreciation Fund of the Separate Account
Calvert Social Balanced Account	The Calvert Social Balanced Fund of the Separate Account
Fidelity VIP Equity-Income Account	The Fidelity VIP Equity-Income Fund of the Separate Account
Fidelity VIP II Asset Manager Account	The Fidelity VIP II Asset Manager Fund of the Separate Account
Fidelity VIP II Contrafund Account	The Fidelity VIP II Contrafund Fund of the Separate Account
Fidelity VIP Mid Cap Account	The Fidelity VIP Mid Cap Fund of the Separate Account
Oppenheimer VA Main Street Account	The Oppenheimer VA Main Street Fund of the Separate

1

Account
Vanguard VIF Diversified Value Account	The Vanguard VIF Diversified Value Fund of the Separate Account
Vanguard VIF International Account	The Vanguard VIF International Fund of the Separate Account

Each Participant shall designate in a manner satisfactory to the Company (with the right to change such designation from time to time) the percentage of the amounts remitted on his behalf under this Contract that is to be allocated to each Investment Account. Such percentage may be any multiple of 1% up to 100%.

3.                          The first paragraph of Section 3.3 is changed to read:

All amounts allocated to the All America Account, the Money Market Account, the Bond Account, the Composite Account, the Equity Index Account, the Mid-Term Bond Account, the Mid-Cap Equity Index Account, the Aggressive Allocation Account, the Moderate Allocation Account, the Conservative Allocation Account, the Small Cap Value Account, the Small Cap Growth Account and the Mid Cap Value Account and to any of the Other Investment Alternatives shall become part of the Separate Account that the Company maintains under the designation of Mutual of America Separate Account No. 2.

4.                          The following Funds are added to the second paragraph of Section 3.3, following the description of the “Mid-Cap Equity Index Fund”;

Aggressive Allocation Fund

A fund owning shares of the Aggressive Allocation Fund of the Investment Company that is invested primarily in equity Funds of the Investment Company and that also is invested in fixed income Funds of the Investment Company to provide capital appreciation and, to a lesser extent, current income.

Moderate Allocation Fund

A fund owning shares of the Moderate Allocation Fund of the Investment Company that is invested in both fixed income Funds of the Investment Company and equity Funds of the Investment Company to provide current income and capital appreciation.

Conservative Allocation Fund

A fund owning shares of the Conservative Allocation Fund of the Investment Company that is invested primarily in fixed income Funds of the Investment Company and that also is invested in equity Funds of the Investment Company to provide current income and, to a lesser extent, capital appreciation.

Small Cap Value Fund

A fund that seeks to provide capital appreciation by investing in value stocks.

Small Cap Growth Fund

A fund that seeks to provide capital appreciation by investing in growth stocks.

Mid Cap Value Fund

A fund that seeks to provide capital appreciation and, to a lesser extent, current income by investing in value stocks with mid-sized market capitalizations.

OTHER INVESTMENT ALTERNATIVES

Fidelity VIP Mid Cap Fund

A fund that seeks to provide long-term growth of capital by normally investing primarily in common stocks.

Oppenheimer VA Main Street Fund

2

A fund that seeks to provide high total return (which includes growth in the value of its shares as well as current income) from equity and debt securities by investing mainly in common stocks of U.S. companies of different capitalization ranges.

Vanguard VIF Diversified Value Fund

A fund that seeks to provide long-term capital appreciation and income by investing mainly in large- and mid-capitalization companies whose stocks are considered to be undervalued.

Vanguard VIF International Fund

A fund that seeks to provide long-term capital appreciation by investing primarily in the stocks of companies located outside the United States.

5.                          The first sentence of the second paragraph of Section 3.5 is changed to read:

The Company shall pay any amount withdrawn from the All America Account, the Money Market Account, the Bond Account, the Composite Account, the Equity Index Account, the Mid-Term Bond Account, the Mid-Cap Equity Index Account, the Aggressive Allocation Account, the Moderate Allocation Account, the Conservative Allocation Account, the Small Cap Value Account, the Small Cap Growth Account, or the Mid Cap Value Account, or from the Other Investment Alternatives, pursuant to the second, third or fourth paragraphs of Section 3.4, and shall transfer any amount withdrawn from any such Account pursuant to the fifth paragraph of Section 3.4, within seven days after the date of withdrawal.

/s/ Kevin Brady
Vice President

3

This page left blank intentionally

4